UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 27, 2005

 IKON Office Solutions, Inc.

(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation)	File No. 1-5964 (Commission File Number)	23-0334400 (IRS Employer Identification Number)

  70 Valley Stream Parkway, Malvern, Pennsylvania      19355

Registrant’s telephone number, including area code: (610) 296-8000

                       Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On October 27, 2005, the Company issued a press release announcing its consolidated financial results for the fourth quarter and fiscal year ended September 30, 2005. A copy of this press release is furnished as Exhibit 99.1 to this report.

Additional information regarding the fourth quarter results and the Company’s outlook for fiscal 2006 will be discussed on a conference call hosted by IKON at 10:00 a.m. EDT on Thursday, October 27, 2005. Please call (913) 981-5545 to participate. The live audio broadcast of the call, with slides, can be accessed on IKON’s Investor Relations homepage. A complete replay of the conference call will also be available on IKON’s Investor Relations homepage approximately two hours after the call ends through the next quarterly reporting period. To listen, please go to www.ikon.com and click on Investor Relations. Beginning at 1:00 p.m. EDT on October 27, 2005 and ending at midnight EST on October 31, 2005, a complete replay of the conference call can also be accessed via telephone by calling (719) 457-0820 and using the access code 8359074.

Item 9.01.   Financial Statements and Exhibits.

The following exhibit shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K:

99.1	Press Release Dated October 27, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By: /s/ Robert F. Woods Robert F. Woods Senior Vice President and Chief Financial Officer

Dated: October 27, 2005